UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2012

Intermec, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

6001 36th Avenue West Everett, Washington www.intermec.com		98203-1264
(Address of principal executive offices and internet site)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1.	Election of Keith Barnes as a Director.

On January 19, 2012, we elected Keith Barnes, age 60, to our Board of Directors. Mr. Barnes is the retired Chairman and CEO of Verigy Ltd. Verigy, now an Advantest Group company, designs, develops, manufactures, sells and services advanced semiconductor test systems and solutions for the flash memory, high-speed memory and system-on-chip (SoC) markets. He currently serves on the Boards of Directors of Spansion, Inc. and JDS Uniphase Corporation. Our Board of Directors adopted a resolution increasing the number of directors constituting the entire Board from nine to ten, and elected Mr. Barnes to fill the vacancy created by the expansion of the Board. The Board has not determined the committees to which Mr. Barnes will be named.

Mr. Barnes will be compensated pursuant to the Director Compensation Program, as amended on January 19, 2012, under the 2008 Omnibus Incentive Plan, as described more fully below. There are no arrangements or understandings between Intermec and any third party pursuant to which Mr. Barnes or any other person will be elected as a director or nominated by our Board to stand for election as a director. We are not aware of any transactions since the beginning of 2011 or currently in which Intermec was or is to be a participant and in which Mr. Barnes also had or will have a direct or indirect material interest.

A copy of our press release announcing the election of Mr. Barnes as a Director is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

2.	Amendment of Director Compensation Program.

On January 19, 2012, our Board adopted Amendment No. 5 to the Director Compensation Program under the 2008 Omnibus Incentive Plan (“Program”), to reduce and modify the equity compensation granted to non-employee Directors.

Pursuant to Amendment No. 5, beginning in 2012, at each Annual Meeting of Stockholders (“Annual Meeting”) each Director will automatically be granted restricted stock units (“RSUs”) with a value of $100,000 (“RSU Value”), based on the fair market value of our common stock on the grant date (each, an “Annual RSU Award”). Any person who becomes a Director at any time of the year other than the date of the Annual Meeting will automatically be granted RSUs equal to a pro rata portion of the RSU Value, based on the time remaining in the one-year period following the date of the previous Annual Meeting (“Mid-Term RSU Award”). Annual RSU Awards generally vest in four equal installments. Mid-Term RSU Awards generally vest in equal installments on the vesting dates that remain for the most recently granted Annual RSU Awards, except that a Mid-Term RSU Award granted to a Director who is elected before an Annual Meeting, but in the same year, will vest fully on the date of the Annual Meeting for that year.

In connection with Amendment No. 5 to the Program, the Board adopted a form of Restricted Stock Unit Agreement (For Non-Employee Directors) (“Award Agreement”), and adopted an amendment to the Director Deferred Compensation Plan (“DCP Amendment”) to permit the deferral of RSUs in future periods.

Prior to the adoption of Amendment No. 5, the Program provided that at each Annual Meeting each Director would be granted stock options with a Black-Scholes value of $80,000 and also would be granted restricted deferred stock units with a value of $80,000 based on the fair market value of our common stock on the grant date. Persons becoming a Director any other time of year would receive pro rata grants.

This summary of Amendment No. 5, the Award Agreement and the DCP Amendment is qualified in its entirety by reference to the full text of these documents, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report, respectively. The summary of the Program prior to the adoption of Amendment No. 5 is qualified in its entirely by reference to the full text of that document, which was filed as Exhibit 10.1 to our Report on Form 10-Q for the period ended September 26, 2010.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Amendment No. 5 to Director Compensation Program under the 2008 Omnibus Incentive Plan

10.2	Form of Restricted Stock Unit Agreement (For Non-Employee Directors) under the Director Compensation Program, as amended by Amendment No. 5

10.3	Amendment to Director Deferred Compensation Program

99.1	Press release issued by Intermec, Inc. on January 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intermec, Inc.
(Registrant)

Date: January 19, 2012	By:	/s/ Yukio Morikubo
Yukio Morikubo Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description

10.1	Amendment No. 5 to Director Compensation Program under the 2008 Omnibus Incentive Plan

10.2	Form of Restricted Stock Unit Agreement (For Non-Employee Directors) under the Director Compensation Program, as amended by Amendment No. 5

10.3	Amendment to Director Deferred Compensation Program

99.1	Press release issued by Intermec, Inc. on January 19, 2012